UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2010

UNION NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2415179	0-19214
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

570 Lausch Lane, Lancaster, Pennsylvania	17601
(Address of principal executive offices)	(Zip Code)

(717) 653-1441
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2010, Union National Financial Corporation (“UNNF”), the parent company of Union National Community Bank (“UNCB”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Donegal Financial Services Corporation (“DFSC”), the parent company of Province Bank FSB (“Province”), and certain affiliated entities of DFSC, pursuant to which UNNF will merge with and into DFSC.  DFSC is wholly owned by Donegal Mutual Insurance Company (“DMIC”) and Donegal Group Inc. (“DGI”).

As part of the transaction, UNCB will merge with and into Province (the “Bank Merger”).  The merged bank will operate as a federally-chartered savings association under a new bank name to be mutually determined by UNCB and Province and will continue to operate the UNCB offices.

Under the terms of the Merger Agreement, each share of UNNF common stock (OTC Bulletin Board: “UNNF.OB”), other than shares held by DMIC and any dissenting shares, will convert into the right to receive $5.05 in cash and 0.2134 of a share of DGI Class A common stock (NASDAQ Global Select: “DGICA”).

Following the consummation of the transactions, the executive officers of the merged entities will include: Donald H. Nikolaus, currently the President of DFSC and the Chairman of Province, will continue as President of DFSC and Chairman of the merged bank; Mark D. Gainer, currently Chairman, President and Chief Executive Officer of UNNF and UNCB, will become a Senior Vice President of DFSC and President and Chief Executive Officer of the merged bank; Gregory J. Diehl, currently President of Province, will become Executive Vice President and Chief Operating Officer of the merged bank; and Michael D. Peduzzi, Treasurer and Chief Financial Officer of UNNF and Executive Vice President and Chief Financial Officer of UNCB, will become a Vice President of DFSC and Executive Vice President and Chief Financial Officer of the merged bank.  The directors of DFSC immediately after the merger will be the directors of DFSC immediately prior to the merger plus Mark D. Gainer and two other current members of UNNF’s board of directors.  In addition, the directors of the merged bank immediately after the Bank Merger will consist of six current directors of Province and five current directors of UNCB.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the merger by the holders of at least 80% of the outstanding common shares of UNNF.  If the merger is not consummated under certain circumstances, UNNF has agreed to pay DFSC a termination fee of $800,000.  Currently, the merger is expected to be completed in the third quarter of 2010.

The Merger Agreement contains usual and customary representations and warranties that the parties to the Merger Agreement made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.  In addition, a copy of the press release announcing the execution of the definitive agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

2.1
Agreement and Plan of Merger by and among Donegal Acquisition Inc., Donegal Financial Services Corporation, Donegal Mutual Insurance Company, Donegal Group Inc. and Union National Financial Corporation dated as of April 19, 2010*

	99.1	Press Release dated April 20, 2010

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION

Date: April 23, 2010	By:	/s/ Mark D. Gainer
Mark D. Gainer
Chairman, President and Chief Executive Officer